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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement No. 333-14599 and No. 333-134989 on Form S-8 of our report dated November 23, 2009, relating to the consolidated financial statements of Haynes International Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which was primarily codified into Topic 740 Income Taxes, and effective September 30, 2007, the Company adopted Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, which was primarily codified into Topics 715, Compensation—Retirement Benefits, and 960, Plan Accounting—Defined Benefit Pension Plans) and the effectiveness of Haynes International Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International Inc. for the year ended September 30, 2009.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, IN
November 23, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM